EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-50369, No. 333-52018, No. 333-85842, and No. 333-140992) of Crown Holdings, Inc. of our report dated June 15, 2007 relating to the financial statements of Crown Cork & Seal Company, Inc. Retirement Thrift Plan, which appears in this Form 11-K.

/s/ Parente Randolph, LLC

Philadelphia, Pennsylvania
June 21, 2007